UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

RADISYS CORPORATION 401(K) SAVINGS PLAN

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	On May 11, 2005, the RadiSys Corporation 401(k) Savings Plan (the “Registrant”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The dismissal of PwC was approved by the Registrant’s Audit Committee.

The reports of PwC on the financial statements of the Registrant as of and for the years ended December 31, 2003 and 2002, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2003 and 2002, and through May 11, 2005 (the “Relevant Period”), there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the financial statements for such years. Also, during the Relevant Period, there were no reportable events as described in Item 304(a)(1)(v) (“Reportable Events”) of Regulation S-K issued by the United States Securities and Exchange Commission (the “Commission”).

The Registrant has requested that PwC furnish it with a letter addressed to the Commission stating whether or not PwC agrees with the statements set forth in this subsection (a) above. A copy of such letter, dated May 16, 2005, is filed as Exhibit 16.1 to this Form 8-K.

(b)	On May 13, 2005, the Registrant engaged KPMG LLP (“KPMG”) as its independent registered public accounting firm to audit the Registrant’s financial statements for the year ended December 31, 2004. The engagement of KPMG was approved by the Registrant’s Audit Committee.

During the Relevant Period, neither the Registrant nor (to the Registrant’s knowledge) anyone acting on behalf of the Registrant consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements, or (iii) any Reportable Event.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

16.1  Letter from PricewaterhouseCoopers LLP, dated May 16, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION
Date: May 16, 2005	By:	/s/ Brian Bronson
	Name:	Brian Bronson
	Title:	Chief Accounting Officer